                                  EXHIBIT 4

                            JOINT FILING AGREEMENT


         We, the undersigned, hereby express our agreement that the attached
Schedule 13D (including all amendments thereto) is filed on behalf of each of the undersigned.



                                           BB BIOTECH AG

Date: November 19, 1997           By: /s/ Hans-Joerg Graf
                                     -------------------------
                                  Name: Hans-Joerg Graf
                                       -----------------------

Date: November 19, 1997           By: /s/ Dr. Victor Bischoff
                                     -------------------------
                                  Name: Dr. Victor Bischoff
                                       -----------------------


                                           BIOTECH TARGET, S.A.

Date: November 19, 1997           By: /s/ Dr. Andreas Bremer
                                     -------------------------
                                  Name: Dr. Andreas Bremer
                                       -----------------------

Date: November 19, 1997           By: /s/ Dr. Anders Hove
                                     -------------------------
                                  Name: Dr. Anders Hove
                                       -----------------------





                                        Page 14 of 14